Exhibit 10.5
SUBORDINATION AGREEMENT
     This Subordination Agreement (this “Agreement”) is made as of December 30, 2005 by and among the undersigned noteholders (each, a “Noteholder”), IdleAire Technologies Corporation (“IdleAire”), the Administrative Agent and the Collateral Agent (each, as hereinafter defined).
RECITALS
     A. The Noteholders acquired certain senior secured convertible notes from IdleAire pursuant to those certain Note Purchase Agreements, dated as of various dates in June, July and August, 2003 (the “Junior Note Agreements”), between IdleAire and each of the respective Noteholders, pursuant to which the Noteholders appointed Dan H. Felton III as the administrative agent (the “Administrative Agent”) under the Junior Security Agreement (as defined below).
     B. The obligations of IdleAire under the Junior Note Agreements are secured by certain assets of IdleAire (the “Collateral”), as more fully described in that certain Security Agreement, dated as of June 1, 2003, by and between IdleAire and the Administrative Agent (the “Junior Security Agreement”).
     C. Pursuant to an indenture (the “Indenture”) by and among IdleAire, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee and collateral agent (in such capacity, the “Collateral Agent”), IdleAire intends to issue $325,000,000 aggregate principal amount of senior secured notes (the “Senior Secured Notes”) and a warrant to purchase shares of IdleAire’s common stock.
     D. In connection with the execution and delivery of the Indenture, IdleAire will enter into a security agreement (the “Security Agreement”) with the Collateral Agent for the benefit of the holders of the Senior Secured Notes (the “Senior Holders”), pursuant to which IdleAire will grant to the Collateral Agent a security interest in and lien on the Collateral.
     E. IdleAire also intends to enter into a revolving credit facility of up to $35,000,000 (the “Senior Credit Facility”) with one or more banks or other financial institutions (the “Lenders”), to be administered by an administrative and collateral agent (the “Credit Agreement Collateral Agent”) to obtain working capital for general corporate purposes, in connection with which IdleAire will grant to the Credit Agreement Collateral Agent a lien on and security interest in the Collateral.
     F. The issuance of the Senior Secured Notes and the entry into the Senior Credit Facility will benefit the Noteholders by providing additional financing to IdleAire for the development and implementation of its business plan.
     G. As a condition to the financing accommodations under the Senior Note Documents and the Credit Facility Documents, the parties hereto have agreed to enter into this Agreement.
     H. The Noteholders are willing to subordinate all contractual and any other liens they hold on and to the Collateral to the liens of the Collateral Agent and the Credit Agreement Collateral Agent in order to induce IdleAire, the Collateral Agent and the Credit Agreement Collateral Agent to enter into the Indenture and the Senior Credit Facility, respectively.
     NOW, THEREFORE, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:
     1. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section:
     “Borrower’s Property” means all assets, property and property rights, of any kind or nature, tangible or intangible, now or hereafter existing, in which IdleAire owns, asserts or maintains an interest.

     “Credit Facility Documents” shall mean any and all future agreements, documents and/or instruments evidencing, documenting, securing, governing or otherwise relating to any or all of the Senior Credit Facility, all as the same may from time to time be amended, modified, renewed, refinanced, extended or restated.
     “Foreclosure Action” means, with respect to any creditor, any action to foreclose upon or enforce a Lien against particular property, including commencing judicial or non-judicial foreclosure proceedings, exercising any other remedy with respect to any item of real or personal property included in the Collateral, exercising any rights afforded to secured creditors in a case under the Bankruptcy Code (including those under Section 361, 362 or 363 thereof), or taking any action under the Bankruptcy Code that directly relates to or directly affects any Collateral, other than any such action that relates to or affects all or substantially all the property of the bankruptcy estate.
     “Finally Paid” or “Final Payment,” when used in connection with the Senior Debt Obligations shall mean the full, final and indefeasible payment in cash and satisfaction of all of the Senior Debt Obligations and the irrevocable termination of the Collateral Agent’s and the Credit Agreement Collateral Agent’s obligation to make loans, accommodations or other advances under the Senior Note Documents or the Credit Facility Documents.
     “Junior Note Documents” shall mean any and all present and future agreements, documents and/or instruments evidencing, documenting, securing, governing or otherwise relating to any or all of the Junior Note Agreements and the Junior Security Agreement, all as the same may from time to time be amended, modified, renewed, refinanced, extended or restated in compliance with this Agreement.
     “Liens” shall mean, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).
     “Realization” means any Foreclosure Action or other realization upon the Collateral, including any payment or distribution of assets of the Borrower or any Subsidiary that is attributable to the Collateral (or the proceeds thereof).
     “Senior Debt Obligations” shall mean all obligations of IdleAire under the Senior Note Documents and the Credit Facility Documents. “Senior Debt Obligations” shall include, without limitation, interest which accrues on the principal amount of the Senior Debt Obligations subsequent to the commencement of a case under Chapter 11 of the United States Bankruptcy Code.
     “Senior Note Documents” shall mean any and all agreements, documents and/or instruments evidencing, documenting, securing, governing or otherwise relating to any or all of the Indenture and the Security Agreement, all as the same may from time to time be amended, modified, renewed, extended or restated.
     “Subordinated Indebtedness” means all indebtedness of IdleAire to the Noteholders pursuant to the Junior Note Documents and all present and future loans, advances, debts, liabilities, indebtedness obligations, claims and causes of action, otherwise owing to or arising in favor of any Noteholder or the Administrative Agent in respect of IdleAire, whether evidenced by any note, or other instrument or document, whether absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys’ fees and any other sums chargeable to IdleAire. “Subordinated Indebtedness” shall include, without limitation, interest which accrues on the principal amount of the Subordinated Indebtedness subsequent to the commencement of a case under Chapter 11 of the United States Bankruptcy Code.
     “Subordinated Lender Remedies” means any action taken by the Administrative Agent or the Noteholders that results in (a) the sale, foreclosure, realization on or liquidation of any Borrower’s Property, (b) the execution on any judgment obtained against IdleAire, (c) the acceleration of the Subordinated Indebtedness, (d) the filing of any petition or lien under any bankruptcy, insolvency or creditors’ rights laws with respect to IdleAire, or (e) the institution or exercise against IdleAire of any suit, legal action, arbitration or other enforcement remedy.

     “UCC” shall mean Article 9 of the Uniform Commercial Code, as in effect in the State of Delaware from time to time.
     2. Each Noteholder hereby:
     (a) subordinates any and all rights and claims it has or may have in or to the Collateral under the Junior Note Documents, or otherwise, to the rights of the Collateral Agent, the Senior Holders, the Credit Agreement Collateral Agent and the Lenders in the Collateral; and
     (b) agrees that any Liens that such Noteholder or the Administrative Agent may hereafter acquire against IdleAire and Borrower’s Property shall be subordinate and subject to the Liens of the Collateral Agent, the Senior Holders, the Credit Agreement Collateral Agent and the Lenders arising from or out of the Senior Debt Obligations;
     in each case, regardless of the order or time as of which any Liens attach to any of the Borrower’s Property, the order or time of UCC filings or any other filings or recordings, the order or time of granting of any such Liens, or the physical possession of any of the Borrower’s Property until this Agreement is terminated in accordance with Section 11 hereof.
     3. (a) IdleAire, each of the Noteholders and the Administrative Agent each hereby severally represents and warrants to the Collateral Agent and the Credit Agreement Collateral Agent that the Collateral Agent has been, and the Credit Agreement Collateral Agent will be, furnished with a true and correct copy of all instruments and securities evidencing or pertaining to the Subordinated Indebtedness.
     (b) IdleAire hereby represents and warrants to the Collateral Agent and the Credit Agreement Collateral Agent that this Agreement has been duly executed and delivered by IdleAire and constitutes a legal, valid and binding obligation of IdleAire enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and general principles of equity.
     (c) Each Noteholder and the Administrative Agent hereby severally represents and warrants to the Collateral Agent and the Credit Agreement Collateral Agent that: (i) this Agreement has been duly executed and delivered by such Noteholder and the Administrative Agent, respectively, and constitutes a legal, valid and binding obligation of such Noteholder and the Administrative Agent, respectively, enforceable against such parties in accordance with its terms, except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and general principles of equity; (ii) such Noteholder and the Administrative Agent is an individual having his principal residence and domicile at the address set forth below his name on the signature page hereto; (iii) such Noteholder acquired the Subordinated Indebtedness for his own account and not with a view to the distribution thereof and has no present intention of distributing the Subordinated Indebtedness; and (iv) such Noteholder and the Administrative Agent has not relied and shall not rely on any representation or information of any nature made by or received from the Collateral Agent or the Credit Agreement Collateral Agent relative to IdleAire in deciding to execute this Agreement or to permit it to continue in effect.
     4. Until all of the Senior Debt Obligations have been Finally Paid: (a) the Administrative Agent shall not directly or indirectly demand or accept, and IdleAire shall not, directly or indirectly, grant any further security interest in, mortgage, pledge, assign or transfer any properties, to secure or satisfy all or any part of the Subordinated Indebtedness; (b) each Noteholder agrees that he or she shall not transfer or assign any of the Subordinated Indebtedness of such Noteholder to any person, unless such transferee or assignee shall have expressly acknowledged in writing that such Subordinated Indebtedness is subject to the terms of this Agreement; and (c) IdleAire, each Noteholder and the Administrative Agent each agree that he, she or it shall not otherwise take any action contrary to the Collateral Agent’s and the Credit Agreement Collateral Agent’s priority position that is created by this Agreement. Without limiting the foregoing, the Administrative Agent and each Noteholder severally agree not to assert, collect, enforce or seek to enforce any right or remedy with respect to the Collateral or any part thereof or take any action to foreclose or realize upon the Collateral or any part thereof for so long as the Senior Debt Obligations are outstanding.
     5. (a) In the event of IdleAire’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors (each, an “Insolvency Proceeding”), the provisions of this Agreement shall remain in full force and effect.
     (b) Until the Senior Debt Obligations have been Finally Paid, in the event an Insolvency Proceeding shall occur and be continuing, the Noteholders and the Administrative Agent:
     (i) expressly consent to the granting by IdleAire to the Collateral Agent and the Credit Agreement Collateral Agent of senior Liens and priorities in connection with any post-petition financing of IdleAire by the Collateral Agent or the Credit Agreement Collateral Agent; and
     (ii) agree that adequate notice of such financing to the Noteholders and the Administrative Agent shall have been provided if the Administrative Agent received notice thereof five (5) business days prior to the entry of any order approving such cash collateral usage or financing.
     (c) In the event that the Noteholders or the Administrative Agent has or at any time acquires any security for the Subordinated Indebtedness, the Noteholders and the Administrative Agent agree not to assert any right they may have to “adequate protection” of their respective interests in such security in any Insolvency Proceeding and agree that they will not seek to have the automatic stay lifted with respect to such security, in each case without the prior written consent of the Collateral Agent and the Credit Agreement Collateral Agent. The Noteholders and the Administrative Agent hereby waive any claim or defense they may now or hereafter have arising out of the election by the Collateral Agent or the Credit Agreement Collateral Agent in any Insolvency Proceeding instituted under Chapter 11 of the United States Bankruptcy Code, of the application of Section 1111(b)(2) of the United States Bankruptcy Code, and/or any use of cash collateral, any borrowing or any grant of a security interest under Sections 363 and/or 364 of the United States Bankruptcy Code by Borrower, as debtor-in-possession.
     (d) IdleAire shall give prompt written notice to the Collateral Agent, the Credit Agreement Collateral Agent and the Administrative Agent of any dissolution, winding up, liquidation or reorganization of IdleAire (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).
     6. (a) Notwithstanding anything herein to the contrary, the Administrative Agent and each Noteholder hereby agrees that until all of the Senior Debt Obligations have been Finally Paid, neither the Administrative Agent nor any Noteholder shall exercise any Subordinated Lender Remedies or other remedies it may have for a default under the Junior Note Documents, nor will it hinder, delay, interfere with or in any way obstruct the exercise by the Collateral Agent, the Senior Holders or the Credit Agreement Collateral Agent of their respective remedies pursuant to the Senior Note Documents, the Credit Facility Documents or applicable law. Further, neither the Administrative Agent nor any Noteholder shall have the right to cause the Collateral Agent, the Senior Holders or the Credit Agreement Collateral Agent to take any action, or consent to any action or inaction on the part of any other person or entity, with respect to the Senior Debt Obligations or any collateral held in connection therewith, and the Collateral Agent, the Senior Holders or the Credit Agreement Collateral Agent may, in each of their sole discretion, take or refrain from taking any action in connection with the Senior Note Documents or the Credit Facility Documents, respectively.
     (b) Until Final Payment of the Senior Debt Obligations, the Administrative Agent and each Noteholder shall pay over or deliver to the Credit Agreement Collateral Agent, if any, or the Collateral Agent, and segregate and hold in trust for the benefit of the holders or Senior Debt Obligations until paid or delivered, any payment or distribution of any character, direct or indirect, whether in cash, securities or other property, received by the Administrative Agent or each Noteholder as a result of any Realization with respect to any Lien securing the Subordinated Indebtedness or any Collateral, or any other payment or distribution of or on account of any such Lien or Collateral or any proceeds thereof (including proceeds of any sale or other disposition of Collateral).

     7. IdleAire, the Noteholders and the Administrative Agent each hereby waives, to the fullest extent permitted by law, any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by the Collateral Agent and the Credit Agreement Collateral Agent. To the fullest extent permitted by law and except as to any notices specified in this Agreement, notices regarding the intended sale or disposition of any portion of the Collateral by the Collateral Agent or the Credit Agreement Collateral Agent, or any notice which may not be waived in accordance with the UCC, IdleAire, the Noteholders and the Administrative Agent each hereby further waives: presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with all negotiable instruments evidencing all or any portion of the Senior Debt Obligations or the Subordinated Indebtedness to which IdleAire, the Noteholders or the Administrative Agent may be a party; prior notice of and consent to any loans made, extensions granted or other action taken in reliance thereon; and all other demands and notices of every kind in connection with this Agreement, the Senior Debt Obligations or the Subordinated Indebtedness. The Noteholders and the Administrative Agent hereby consent to any release, renewal, extension, compromise or postponement of the time of payment of the Senior Debt Obligations, to any substitution, exchange or release of collateral therefor, and to the addition or release of any person primarily or secondarily liable thereon.
     8. Neither the failure nor any delay on the part of the Collateral Agent or the Credit Agreement Collateral Agent to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.
     9. If any material representation or warranty of IdleAire, the Noteholders or the Administrative Agent in this Agreement or in any instrument evidencing, securing or relating to the Senior Debt Obligations proves to have been materially false when made, or, in the event of a material breach by IdleAire, the Noteholders or the Administrative Agent in the performance of any of the material terms of this Agreement, or any instrument or agreement evidencing, securing or relating to the Senior Debt Obligations, all of the Senior Debt Obligations shall, at the option of the Collateral Agent or the Credit Agreement Collateral Agent, become immediately due and payable without presentment, demand, protest, or notices of any kind, notwithstanding any time or credit otherwise allowed. At any time the Noteholders or the Administrative Agent fail to comply with any provision of this Agreement that is applicable to the Noteholders or the Administrative Agent, the Collateral Agent and the Credit Agreement Collateral Agent may demand specific performance of this Agreement, whether or not IdleAire has complied with this Agreement, and each may exercise any other remedy available at law or equity.
     10. The Junior Note Documents shall not be amended without the prior written consent of the Credit Agreement Collateral Agent. In the event that any provision of the Junior Note Documents, is inconsistent or conflicts with the provisions of this Agreement, the provisions of this Agreement shall govern and prevail.
     11. This Agreement shall continue in full force and effect, and the obligations of the Noteholders, the Administrative Agent and IdleAire shall continue in full force and effect, until the Final Payment of all outstanding Senior Debt Obligations. To the extent that IdleAire makes any payment on the Senior Debt Obligations that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a “Voided Payment”), then, to the extent of such Voided Payment, that portion of the Senior Debt Obligations that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had not been made. Upon the Final Payment of the Senior Debt Obligations, this Agreement shall automatically terminate without further action by any party hereto.
     12. Nothing contained herein or in the Senior Note Documents or the Credit Facility Documents is intended to or shall impair, as between IdleAire, on the one hand, and the Noteholders and the Administrative Agent, on the other hand, the obligations of IdleAire, which are absolute and unconditional, to pay to the holders of the Subordinated Indebtedness the Subordinated Indebtedness as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Noteholders, the Administrative Agent and other creditors of IdleAire, other than the Collateral Agent and the Credit Agreement Collateral Agent.
     13. (a) No right of any present or future holder of any Senior Debt Obligations to enforce the subordination provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of IdleAire; by any act or failure to act, which act or failure is in good faith, by any such holder; by any act or failure to act by any other holder of the Senior Debt Obligations; or by any noncompliance by IdleAire with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. Neither the Noteholders nor the Administrative Agent shall be released, nor shall their respective obligations hereunder be in anyway diminished, by any of the following: (i) the exercise or the failure to exercise by the Collateral Agent or the Credit Agreement Collateral Agent of any rights or remedies conferred on it or them under the Senior Note Documents, the Credit Facility Documents or hereunder, or existing at law or otherwise, or against any of Borrower’s Property; (ii) the commencement of an action at law or the recovery of a judgment at law against IdleAire or any obligor (each, an “Obligor”) for the performance of the Senior Debt Obligations and the enforcement thereof through levy or execution or otherwise; (iii) the taking or institution or any other action or proceeding against IdleAire or any Obligor; or (iv) any delay in taking, pursuing, or exercising any of the foregoing actions, rights, powers, or remedies (even though requested by the Noteholders or the Administrative Agent) by the Collateral Agent or the Credit Agreement Collateral Agent or anyone acting on their behalf.
     (b) Without limiting the generality of the foregoing, and anything else contained herein to the contrary notwithstanding, the Collateral Agent and the Credit Agreement Collateral Agent, from time to time, without prior notice to or the consent of the Noteholders or the Administrative Agent, may take all or any of the following actions without in any manner affecting or impairing the obligation or liability of the Noteholders or the Administrative Agent hereunder: (i) obtain a lien or a security interest in any property to secure any of the Senior Debt Obligations; (ii) obtain the primary and secondary liability of any party or parties with respect to any of the Senior Debt Obligations; (iii) renew, extend or otherwise change the time for payment of the Senior Debt Obligations or any installment thereof for any period; (iv) release or compromise any liability of any nature of any person or entity with respect to the Senior Debt Obligations; (v) exchange, enforce, waive, release, and apply any of Borrower’s Property and direct the order or manner of sale thereof as the Collateral Agent or the Credit Agreement Collateral Agent may in its discretion determine; (vi) enforce their rights hereunder, whether or not the Collateral Agent or the Credit Agreement Collateral Agent shall proceed against any other person or entity; (vii) exercise its rights to consent to any action or non-action of IdleAire which may violate the covenants and agreements contained in the Senior Note Documents or the Credit Facility Documents, with or without consideration, on such terms and conditions as may be acceptable to such party; or (viii) exercise any of its rights conferred by the Senior Note Documents, the Credit Facility Documents or by law.
     14. The Noteholders and the Administrative Agent hereby agree to enter into any additional agreements and execute any further instruments as may be required by the Collateral Agent or the Credit Agreement Collateral Agent to give effect to the intent of this Agreement. Without limiting the foregoing, if in connection with any enforcement action, the Collateral Agent or the Credit Agreement Collateral Agent releases any of its security for any of the Senior Debt Obligations which constitutes part or all of the security for the Subordinated Indebtedness, the Administrative Agent shall thereupon execute and deliver to the Collateral Agent and the Credit Agreement Collateral Agent such termination statements and releases as the Collateral Agent and the Credit Agreement Collateral Agent shall reasonably request to release the Administrative Agent’s security interest in or lien against such property of IdleAire. The Noteholders and the Administrative Agent agree (a) that, to the extent this Agreement constitutes an amendment of any of the Junior Note Documents, the same shall be amended hereby; and (b) not to take any action under the Junior Note Documents that would be prohibited under this Agreement.
     15. The Credit Agreement Collateral Agent is intended to be, and shall be, a third-party beneficiary of this Agreement.
     16. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.
     17. This Agreement shall inure to the benefit of the Collateral Agent, the Credit Agreement Collateral Agent, and their respective successors and assigns, and shall be binding upon IdleAire and its successors and assigns, and each Noteholder and the Administrative Agent, and their respective heirs, legatees, distributees, transferees, executors, administrators and personal representatives and assigns, including without limitation, any subsequent holders of the Subordinated Indebtedness. The Collateral Agent and the Credit Agreement Collateral Agent, without prior notice or consent of any kind, may sell, assign or transfer the Senior Debt Obligations, and in such event each and every immediate and successive assignee or transferee thereof may be given the right by the Collateral Agent or the Credit Agreement Collateral Agent, as applicable, to enforce this Agreement in full against IdleAire, the Noteholders and the Administrative Agent, by suit or otherwise, for its own benefit, provided that such successor, assignee or transferee agrees to be bound by the terms of this Agreement.
     18. This Agreement has been negotiated by the parties with the expectation and in reliance upon the assumption that the instruments and documents evidencing the Senior Debt Obligations are valid and enforceable. In determining whether to enter into this Agreement, the Noteholders and the Administrative Agent have assumed such validity and enforceability, and have agreed to the provisions contained herein, without relying upon any reservation of a right to challenge or call into question such validity or enforceability. As between the Collateral Agent and the Credit Agreement Collateral Agent, on the one hand, and the Noteholders and the Administrative Agent, on the other hand, the Noteholders and the Administrative Agent each hereby covenant and agree, to the fullest extent permitted by law, that they shall not initiate in any proceeding a challenge to the validity or enforceability of the documents and instruments evidencing the Senior Debt Obligations, nor shall the Noteholders or the Administrative Agent instigate other parties to raise any such challenges, nor shall the Noteholders or the Administrative Agent participate in or otherwise assert any such challenges which are raised by other parties.
     19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles.
     20. The Noteholders are not relying on any representations by IdleAire in entering into this Agreement, and the Noteholders have kept and will continue to keep themselves fully apprised of the financial and other condition of IdleAire. This Agreement may be amended only by written instrument executed by each of the parties hereto.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Noteholders:

DAMON L. CRABTREE
ROBBIE C. CRABTREE

By: /s/ Damon L. Crabtree

Name: Damon L. Crabtree
Address:

By: /s/ Robbie C. Crabtree

Name: Robbie C. Crabtree
Address:

H. WAYNE ENGLAND

By: /s/ H. Wayne England

Name: H. Wayne England
Address:

JOHN J. FARIS

By: /s/ John J. Faris

Name: John J. Faris
Address:

STEWART FRAZIER

By: /s/ Stewart Frazier

Name: Stewart Frazier
Address:	1998 Delps Beach Lane
Fries, Virginia 24330

IDLEAIRE NOTE PARTNERSHIP ONE

By: /s/ R. Neal Culver

Name: R. Neal Culver, as General Partner
Address:	P.O. Box 51585
Knoxville, Tennessee 37950

BRIAN P. ROBBIE

By: /s/ Brian P. Robbie

Name: Brian P. Robbie
Address:

JEFFREY ROBERTS

By: /s/ Jeffrey Roberts

Name: Jeffrey Roberts
Address:

JEAN C. SMITH QUALIFIED PERSONAL RESIDENCE TRUST

By: /s/ Patricia Smith Thompson

Name: Patricia Smith Thompson, as Trustee
Address:	5223 Kaydee Way
Knoxville, Tennessee 37918

TURNER P. WILLIAMS

By: /s/ Turner P. Williams

Name: Turner P. Williams
Address:

IdleAire Technologies Corporation, a Delaware corporation

By: /s/ Michael C. Crabtree

Name: Michael C. Crabtree
Title: President & CEO

Administrative Agent:

/s/ Dan H. Felton III

Dan H. Felton, III, an Arkansas resident
Address:

Wells Fargo Bank, National Association, as collateral Agent:

/s/ Lynn M. Steiner

Name: Lynn M. Steiner
Title: Vice President